ENERGY FUELS INC.

and

CST TRUST COMPANY

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 14, 2016

FIRST SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL WARRANT INDENTURE is dated as of April 14, 2016

BETWEEN:

ENERGY FUELS INC., a corporation existing under the laws of Ontario and having its registered office in the City of Toronto, in the Province of Ontario

(hereinafter called the “Corporation”)

- and -

CST TRUST COMPANY, a trust company continued under the laws of Canada and registered to carry on business in the Province of Ontario

(hereinafter called the “Canadian Warrant Agent”)

 - and -

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a trust company established under the laws of New York

(hereinafter called the “US Warrant Agent”)

WHEREAS the Corporation and the Canadian Warrant Agent are parties to a warrant indenture dated as of March 14, 2016 (the “Original Indenture”) which provides for the issuance of warrants exercisable into common shares of the Corporation (the “Warrants”) on the terms and subject to the conditions set forth therein;

AND WHEREAS the Corporation wishes to appoint American Stock Transfer & Trust Company, LLC as US Warrant Agent to act as agent for the Corporation in accordance with the terms and conditions of the Original Indenture;

AND WHEREAS American Stock Transfer & Trust Company, LLC accepts such appointment as US Warrant Agent;

AND WHEREAS Subsection 10.1(h) of the Original Indenture provides that the Corporation and the Warrant Agent may enter into a supplemental indenture modifying any of the provisions of the Original Indenture, provided that, in the opinion of the Warrant Agent (as such term is defined in the Original Indenture), such modification in no way prejudices any of the rights or interests of any of the Warrantholders or of the Warrant Agent;

NOW THEREFORE THIS SUPPLEMENT INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
AMENDMENTS TO THE ORIGINAL INDENTURE

1.1        Appointment and Acceptance of US Warrant Agent

The Corporation hereby appoints the US Warrant Agent as an additional warrant agent with the Canadian Warrant Agent with respect to the Warrants. The US Warrant Agent hereby accepts the foregoing appointment, and agrees to act as an additional warrant agent with the Canadian Warrant Agent for the Warrants and, as such, agrees to become a party to, and be bound by the terms and provisions of, the Original Indenture as warrant agent. The US Warrant Agent and the Canadian Warrant Agent may share the rights, powers, duties and obligations conferred or imposed upon them by the Original Indenture as hereby amended.

ARTICLE 2
INTERPRETATION

2.1        Terms Defined in Original Indenture

Except as defined in this Supplemental Indenture (the “First Supplemental Indenture”), including in the recitals or description of the parties herein, unless there is something in the subject matter or context inconsistent therewith all capitalized terms used in this First Supplemental Indenture shall have the meanings given to them in the Original Indenture.

2.2        Supplements to the Original Indenture

The Original Indenture is hereby supplemented and amended as follows:

(a)	by deleting section 1.1(f) of the Original Indenture in its entirety and replacing it with the following:

“(f)        “Business Day” means a day which is not Saturday or Sunday or a statutory holiday in the City of Toronto, Ontario or New York City, New York or a day on which the office of the Warrant Agent in the City of Toronto, Ontario or New York City, New York is closed;”

(b)	by deleting section 1.1(tt) of the Original Indenture in its entirety and replacing it with the following:

“(tt) “Warrant Agent” means the Canadian Warrant Agent and the US Warrant Agent, or their respective successors hereunder, unless the context requires otherwise;”

(c)	by adding the following definitions to section 1.1 of the Original Indenture:

“(f.1)	“Canadian Warrant Agent” means CST Trust Company;

(oo.1)	“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended;

(oo.2)

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture;

(rr.1)	“US Warrant Agent” means American Stock Transfer & Trust Company, LLC;”

(d)	by adding the words “or New York City, New York” immediately after the words “Toronto, Ontario” in sections 3.1(b), 3.3(a), 4.1(a), 13.1(b) of the Original Indenture;

(e)

by adding the words “or the United States, as applicable” immediately after the words “lawful money of Canada” and replacing the words “CST Trust Company” with “the Corporation” in section 4.1(a)(ii) of the Original Indenture;

(f)

by adding the words “in the case of the Canadian Warrant Agent and in the State of New York in the case of the US Warrant Agent” immediately after the words “Province of Ontario” in sections 11.7(a) and 11.20 of the Original Indenture;

(g)	by deleting section 13.1(a) of the Original Indenture in its entirety and replacing it with the following:

(a)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation and to the Warrant Agent shall be in writing and may be given by mail, or by facsimile (with original copy to follow by mail) or by personal delivery and shall be addressed as follows:

if to the Canadian Warrant Agent:

CST Trust Company
Client Services
320 Bay Street
3rd Floor
Toronto, Ontario M5H 4A6
Facsimile: 1 (877) 715-0494

if to the US Warrant Agent:

American Stock & Transfer Company, LLC
6201 15th Avenue
Brooklyn, New York 11219

if to the Corporation:

Energy Fuels Inc.
80 Richmond St. West, 18th Floor
Toronto, Ontario M5H 2A4
Attention: Chief Financial Officer
Facsimile: (416) 214-2810

and shall be deemed to have been received, if delivered or sent by courier, on the date of delivery or, if mailed, on the fifth (5th) Business Day following the date of the postmark on such notice. Any delivery made or sent by facsimile on a day other than a Business Day, or after 5:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day.

(h)	by adding the following as a new section 13.8 of the Original Indenture

“13.8 Joint Warrant Agents

The rights, powers, duties and obligations conferred and imposed upon the Warrant Agent are conferred and imposed upon and shall be exercised and performed by the Canadian Warrant Agent and the US Warrant Agent individually, except to the extent the Canadian Warrant Agent and the US Warrant Agent are required under the Trust Indenture Act and Trust Indenture Legislation to perform such acts jointly, and neither the Canadian Warrant Agent nor the US Warrant Agent shall be liable or responsible for the acts or omissions of the other warrant agent. Unless the context implies or requires otherwise, any written notice, request, direction, certificate, instruction, opinion or other document (each such document, a “Writing”) delivered pursuant to any provision of this Indenture to any of the Canadian Warrant Agent or the US Warrant Agent shall be deemed for all purposes of this Indenture as delivery of such Writing to the Warrant Agent. Each such warrant agent in receipt of such Writing shall notify such other warrant agent of its receipt of such Writing within two Business Days of such receipt provided, however, that any failure of such warrant agent in receipt of such Writing to so notify such other warrant agent shall not be deemed as a deficiency in the delivery of such Writing to the Warrant Agent.”

(i)

by adding the words “or the United States, as applicable” immediately after the words “lawful money of Canada” and deleting the words “at par” in Schedule “A” and Schedule “B” of the Original Indenture;

2.3        Indenture Continues to Remain in Effect

This First Supplemental Indenture is supplemental to the Original Indenture, and the Original Indenture and this First Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the Warrants as if all the provisions of the Original Indenture and this First Supplemental Indenture were contained in one instrument. The Original Indenture is and shall remain in full force and effect with regards to all matters governing the Warrants, except as the Original Indenture is amended, superseded, modified or supplemented by this First Supplemental Indenture. Any references in the text of this First Supplemental Indenture to section numbers, article numbers, “hereto”, “herein”, “hereby”, “hereof” and similar expressions refer to this First Supplemental Indenture unless otherwise qualified.

ARTICLE 3
ADDITIONAL MATTERS

3.1        Counterparts and Formal Date

This First Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the date hereof.

3.2        Further Assurances

The parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this First Supplemental Indenture, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this First Supplemental Indenture and carry out its provisions.

3.3        Governing Law

This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

[Intentionally Left Blank]

IN WITNESS WHEREOF the Parties hereto have executed this First Supplemental Indenture as of the date first written above.

ENERGY FUELS INC.

Per:	(signed) “David Frydenlund”
David Frydenlund, Senior Vice President
General Counsel and Corporate Secretary

CST TRUST COMPANY

Per:	(signed) “Christopher de Lima”
Christopher de Lima, Authorized Signatory

Per:	(signed) “Toni Taccogna”
Toni Taccogna, Authorized Signatory

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Per:	(signed) “John Buonomo”
John Buonomo, Authorized Signatory

Per:	(signed) “Paula Caroppoli”
Paula Caroppoli, Authorized Signatory

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